Exhibit 99.1
N e w s R e l e a s e Chesapeake Energy Corporation P. O. Box 18496 Oklahoma City, OK 73154

FOR IMMEDIATE RELEASE
JANUARY 12, 2010

INVESTOR CONTACT: JEFFREY L. MOBLEY, CFA SENIOR VICE PRESIDENT – INVESTOR RELATIONS AND RESEARCH (405) 767-4763 jeff.mobley@chk.com	MEDIA CONTACT: JIM GIPSON DIRECTOR – MEDIA RELATIONS (405) 935-1310 jim.gipson@chk.com

CHESAPEAKE ENERGY CORPORATION ANNOUNCES 2009 FOURTH QUARTER
AND FULL YEAR OPERATIONAL UPDATE AND FINANCIAL RESULTS
RELEASE DATES AND CONFERENCE CALL INFORMATION

OKLAHOMA CITY, OKLAHOMA, January 12, 2010 – Chesapeake Energy Corporation (NYSE:CHK) has scheduled its 2009 fourth quarter and full year operational update to be released after the close of trading on the New York Stock Exchange on Tuesday, February 16, 2010.  Additionally, the company has scheduled its 2009 fourth quarter and full year financial results to be released after the close of trading on the New York Stock Exchange on Wednesday, February 17, 2010.

The company has also scheduled a conference call to discuss both releases for Thursday, February 18, 2010 at 9:00 am EST.  The telephone number to access the conference call is 913-312-0688 or toll-free 800-930-1344.  The passcode for the call is 2347767.  We encourage those who would like to participate in the call to place calls between 8:50 and 9:00 am EST.

For those unable to participate in the conference call, a replay will be available for audio playback at 1:00 pm EST on Thursday, February 18, 2010 and will run through midnight Thursday, March 4, 2010.  The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112.  The passcode for the replay is 2347767.

The conference call will also be webcast live on Chesapeake’s website at www.chk.com in the “Events” subsection of the “Investors” section of our website.  The webcast of the conference will be available on our website for one year.

Chesapeake Energy Corporation is the second largest producer of natural gas in the U.S.  Headquartered in Oklahoma City, the company's operations are focused on the development of onshore unconventional and conventional natural gas in the U.S. in the Barnett Shale, Haynesville Shale, Fayetteville Shale, Marcellus Shale, Anadarko Basin, Arkoma Basin, Appalachian Basin, Permian Basin, Delaware Basin, South Texas, Texas Gulf Coast and East Texas regions of the United States.  Further information is available at www.chk.com.